EXHIBIT 2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 6-K for the Quarterly Report for the Nine Months ended September 28, 2002 of NovAtel Inc., I, Jonathan Ladd, President and Chief Executive Officer, of NovAtel Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  such Form 6-K for the Quarterly Report for the Nine Months ended September 28, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                the information contained in such Form 6-K for the Quarterly Report for the Nine Months ended September 28, 2002 fairly represents, in all material respects, the financial condition and results of operations of NovAtel Inc.

November 13, 2002	/s/ JONATHAN LADD
Date	Jonathan Ladd
President and Chief Executive Officer

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 6-K for the Quarterly Report for the Nine Months ended September 28, 2002 of NovAtel Inc., I, Werner Gartner, Executive Vice President and Chief Financial Officer, of NovAtel Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  such Form 6-K for the Quarterly Report for the Nine Months ended September 28, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                the information contained in such Form 6-K for the Quarterly Report for the Nine Months ended September 28, 2002 fairly represents, in all material respects, the financial condition and results of operations of NovAtel Inc.

November 13, 2002	/s/ WERNER GARTNER
Date	Werner Gartner
Executive Vice President and Chief Financial Officer